UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

KBS STRATEGIC OPPORTUNITY REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55424	46-2822978
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
Volume Discounts for Purchases of Class T Shares
On August 4, 2016, KBS Strategic Opportunity REIT II, Inc. (the “Company”), KBS Capital Advisors LLC (the “Advisor”), the Company’s external advisor, and KBS Capital Markets Group LLC (the “Dealer Manager”), the dealer manager for the Company’s ongoing initial public offering, entered into an Agreement Regarding Certain Volume Discount Sales (the “Agreement”).  The Agreement provides for certain increased volume discounts for the purchase of $5,000,001 or more of Class T shares of the Company’s common stock in its ongoing initial public offering.  Pursuant to the Agreement, with respect to sales of $5,000,001 or more, the Advisor will reimburse the Company $0.096 per share for organization and offering expenses borne by the Company pursuant to its advisory agreement with the Advisor.  Additionally, with respect to sales of $10,000,001 or more, the Advisor will pay the Company a 1% dealer manager fee, or $0.096 per share, which the Company will then remit to the Dealer Manager pursuant to the dealer manager agreement between the Company and the Dealer Manager.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

10.1	Agreement Regarding Certain Volume Discount Sales entered by and among KBS Strategic Opportunity REIT II, Inc., KBS Capital Advisors LLC and KBS Capital Markets Group LLC dated as of August 4, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: August 5, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary